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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 1, 2004

                             ARROW ELECTRONICS, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW YORK                       1-4482                   11-1806155
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


            50 MARCUS DRIVE, MELVILLE, NEW YORK           11747
        (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (631) 847-2000

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Item 9.     Regulation FD Disclosure.

           On March 1, 2004, the Registrant issued a press release announcing that the underwriters of its previously announced public offering of 12,000,000 shares of common stock have exercised in full their over-allotment option to purchase 1,800,000 additional shares of common stock. A copy of the press release is attached hereto as an Exhibit (99.1).

           On March 1, 2004, the Registrant issued a press release announcing that it has called for redemption all of its remaining outstanding 8.70% senior notes due 2005. A copy of the press release is attached hereto as an Exhibit (99.2).

           The information in this 8-K, including the exhibit attached hereto, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ARROW ELECTRONICS, INC.

                                        By:   /s/Peter S. Brown
                                             --------------------------
                                             Name:  Peter S. Brown
                                             Title: Senior Vice President

Date: March 1, 2004
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                                  EXHIBIT INDEX

The following exhibits are furnished herewith:

Exhibit        Description
-------        -----------

99.1 Press release issued by Arrow Electronics, Inc., dated March 1, 2004, announcing that the underwriters of its previously announced public offering of 12,000,000 shares of common stock have exercised in full their over-allotment option to purchase 1,800,000 additional shares of common stock.

99.2 Press release issued by Arrow Electronics, Inc., dated March 1, 2004, announcing that it has called for redemption all of its remaining outstanding 8.70% senior notes due 2005.